SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 2, 2004
AZTAR CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-5440 (Commission File Number)	86-0636534 (I.R.S. Employer Identification Number)
2390 East Camelback Road, Suite 400, Phoenix, Arizona (Address of principal executive offices)	85016 (Zip Code)
Registrant's telephone number, including area code (602) 381-4100
Not Applicable (Former name or former address, if changed since last report)

ITEM 5.	Other Events and Required FD Disclosure

On June 2, 2004, Aztar Corporation issued a press release announcing the completion of its private placement of $300 million of 7-7/8% Senior Subordinated Notes due 2014 and expiration of its tender offer for its 8-7/8% Senior Subordinated Notes due 2007. The press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits
	(c)	Exhibits:
99

Press release dated June 2, 2004, announcing Aztar Corporation's completion of its private placement of $300 million of 7-7/8% Senior Subordinated Notes due 2014 and expiration of its tender offer for its 8-7/8% Senior Subordinated Notes due 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AZTAR CORPORATION ROBERT M. HADDOCK Robert M. Haddock President and Chief Financial Officer

Date:  June 3, 2004

EXHIBIT INDEX
Exhibit Number	Description
99

Press release dated June 2, 2004, announcing Aztar Corporation's completion of its private placement of $300 million of 7-7/8% Senior Subordinated Notes due 2014 and expiration of its tender offer for its 8-7/8% Senior Subordinated Notes due 2007.